UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 on

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre #1, 3998 FAU Blvd., Suite 309 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – AUDITED FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2019, Banjo & Matilda, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Aviation Technologies, LLC (“AAT”) on April 16, 2019. The agreement was pursuant to which the Company agreed to acquire all of the membership units of AAT (the “Exchange”) with AAT becoming a wholly owned subsidiary of the Company. Consummation of the Exchange was effective on September 30, 2019. Pursuant to the Exchange Agreement, the Company a) agreed to issue 2,750,000 shares of the Company’s Series A Preferred Stock to the members of AAT, b) agreed to issue 193,000 shares of the Company’s Series A Preferred Stock to various parties to settle outstanding debt and threatened litigation, c) agreed to issue 170,000 shares of the Company’s Series A Preferred Stock for consulting services, and d) spun out the right, title and interest in its two subsidiaries; Banjo & Matilda (USA), Inc. and Banjo & Matilda Australia Pty LTD, including all related assets and liabilities. The merger is treated as a “reverse merger” with AAT as the accounting acquirer.

Exhibits
99.1	Audited financial statements of American Aviation Technologies, LLC for the period from Inception (August 8, 2018) through June 30, 2019

99.2	Unaudited financial statements of American Aviation Technologies, LLC for the three months ended September 30, 2019

99.3	Unaudited pro forma condensed combined financial statements of Banjo & Matilda, Inc. and American Aviation Technologies, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: May 5, 2020	By:	/s/ Keith Duffy
Keith Duffy Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

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